UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2013

Commission File Number	Exact name of registrant as specified in its charter; State of Incorporation; Address of principal executive offices and zip code; Registrants’ telephone number, including area code	I.R.S. Employer Identification Number

1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000	86-0062700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Change in Control of Registrant.
(b)
On December 11, 2013, the parent company of Tucson Electric Power Company (“TEP”), UNS Energy Corporation, an Arizona corporation (“UNS Energy”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FortisUS Inc., a Delaware corporation (“Fortis”), Color Acquisition Sub Inc., an Arizona corporation and a wholly owned subsidiary of Fortis (“Merger Sub”), and, solely for the purposes of Sections 5.5(c) and 8.15, Fortis Inc., a corporation incorporated under the Corporations Act of Newfoundland and Labrador and the parent company of Fortis (“Fortis Parent”).
The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into UNS Energy (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and UNS Energy will continue as a wholly owned subsidiary of Fortis. The Boards of Directors of each of UNS Energy and Fortis have approved the Merger.
Under the Merger Agreement, at the effective time of the Merger, each outstanding share of UNS Energy common stock (other than shares owned by UNS Energy, Fortis Parent, Fortis or Merger Sub or their subsidiaries) will be converted into the right to receive $60.25 in cash (the “Merger Consideration”). At the effective time and as a result of the merger, each outstanding option to acquire UNS Energy common stock issued by UNS Energy will be converted into the right to receive the difference between the Merger Consideration and the exercise price of the option, on a per-share basis, and each outstanding share of restricted stock, restricted stock unit, performance share and other equity-based awards will vest and be converted into the right to receive the Merger Consideration.
The Merger is subject to the approval of stockholders holding a majority of the outstanding shares of UNS Energy and other customary closing conditions, including, among other things:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	approvals of the Arizona Corporation Commission and the Federal Energy Regulatory Commission;

•	confirmation of review, without unresolved concerns, from the Committee on Foreign Investment in the United States; and

•	the absence of any injunction, order or other law prohibiting the Merger.
The obligations of each party to close the Merger are also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other parties as set forth in the Merger Agreement, and, in the case of Fortis, the absence of any material adverse effect on UNS Energy.
The Merger Agreement provides that Fortis and UNS Energy may mutually agree to terminate the Merger Agreement before completing the Merger. In addition, either Fortis or UNS Energy may decide to terminate the Merger Agreement if, among other things:

•
the Merger is not consummated by December 11, 2014, subject to extension to June 11, 2015 if regulatory approvals have not been obtained (or further if approvals have been obtained but have not yet become final orders), but other closing conditions have been satisfied or waived;

•	UNS Energy stockholders fail to adopt the Merger Agreement;

•	a court or other governmental entity issues a final and nonappealable order prohibiting the Merger; or

•
the other party breaches the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach.

UNS Energy may also terminate the Merger Agreement prior to receiving stockholder approval, after complying with certain procedures set forth in the Merger Agreement, in order to accept a superior takeover proposal upon payment of a termination fee of $63.9 million (the “Termination Fee”). Fortis may terminate the Merger Agreement and require payment of the Termination Fee if UNS Energy enters into an agreement with respect to a superior takeover proposal, or if the Board of Directors of UNS Energy recommends or proposes to approve or recommend any alternative takeover proposal with a third party, or withdraws, modifies or proposes publicly to withdraw or modify its approval or recommendation with respect to the Merger Agreement. The Merger Agreement further provides that, upon termination under certain other circumstances, UNS Energy may be obligated to reimburse up to $12.5 million of Fortis’ expenses with respect to the transaction and, if another takeover proposal is agreed or consummated, pay Fortis the Termination Fee (net of any expense reimbursement previously paid).
Fortis has agreed to maintain UNS Energy’s community involvement efforts and charitable donations for five years following the closing and to keep UNS Energy’s headquarters in Tucson, Arizona. Fortis has also agreed to retain four of UNS Energy’s current directors on the board of UNS Energy following the closing.
UNS Energy and Fortis have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to solicit proposals regarding alternative business combination transactions and (iii) not to engage in certain kinds of transactions during such period. UNS Energy and Fortis have agreed to use their reasonable best efforts to obtain required governmental approvals to effect the transaction.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement provides further information regarding the terms of the Merger.
The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with information regarding certain material terms and conditions and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding UNS Energy, TEP, Fortis or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates and you should not rely on the representations and warranties as characterizations of the actual state of facts about UNS Energy, TEP, Fortis or any other person. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for allocating risk between the parties rather than establishing matters as facts. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of UNS Energy, TEP or Fortis, because either party to the Merger Agreement may take certain actions that are consented to by the appropriate party, which consent may be given without notice to the public.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 11, 2013, among FortisUS Inc., Color Acquisition Sub Inc., UNS Energy Corporation, and solely for purposes of Sections 5.5(c) and 8.15, Fortis Inc. (incorporated by reference to Exhibit 2.1 to UNS Energy’s Current Report on Form 8-K filed on December 12, 2013 with the SEC).

Forward-Looking Statements -
Statements included in this report and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Merger, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Merger will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Merger on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2013	TUCSON ELECTRIC POWER COMPANY ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 11, 2013, among FortisUS Inc., Color Acquisition Sub Inc., UNS Energy Corporation, and solely for purposes of Sections 5.5(c) and 8.15, Fortis Inc. (incorporated by reference to Exhibit 2.1 to UNS Energy’s Current Report on Form 8-K filed on December 12, 2013 with the SEC)